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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-114383 of Financial Pacific Company on Form S-1 of our report dated
April 9, 2004 (June   , 2004 as to the effects of the reverse stock split
described in Note 17) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the change in the method of accounting for stock-based compensation, discussed in Note 2 to the consolidated financial statements; the change in accounting for financial instruments with characteristics of both liabilities and equity, discussed in Note 9 to the consolidated financial statements; and the change in accounting for derivative instruments and hedging activities, discussed in
Note 8 to the consolidated financial statements), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 9, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
May 14, 2004